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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 Nos. 333-142064, 333-118691, 333-123903) of CRA International, Inc., and

  (2)
  Registration Statement (Form S-8 Nos. 333-221263, 333-184916, 333-170142, 333-164621, 333-133450, 333-63453) pertaining to the Employees' Benefits Plan of CRA International, Inc.;

of our reports dated March 12, 2018, with respect to the consolidated financial statements of CRA International, Inc., and the effectiveness of internal control over financial reporting of CRA International, Inc., included in this Annual Report (Form 10-K) for the year ended December 30, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 12, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm